This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-158589

Subject to completion dated September 21, 2009

Preliminary prospectus supplement
To prospectus dated April 29, 2009

Brandywine Operating Partnership, L.P.

$250,000,000     % Guaranteed Notes due

We are offering $250,000,000 of     % notes due          ,          .

The notes will bear interest at a rate of     % per year. We will pay interest on the notes semi-annually on           and           of each year, beginning on          , 2010.

We may redeem the notes, in whole or in part, at any time at the applicable redemption prices described in this prospectus supplement.

The notes will be unsecured and will rank equally with all of the other unsecured unsubordinated indebtedness of Brandywine Operating Partnership, L.P. from time to time outstanding. Brandywine Realty Trust, the sole general partner of Brandywine Operating Partnership, L.P., will guarantee payment of principal and interest on the notes. The guarantee of the notes will be an unsecured and unsubordinated obligation of Brandywine Realty Trust. Brandywine Realty Trust has no material assets other than its investment in Brandywine Operating Partnership, L.P.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Proceeds to us,
	Price to public[1]	Underwriting discount	before expenses[1]

Per note	%	%	%
Total	$	$	$

(1)	Plus interest, if any, from September , 2009 if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment on or about September   , 2009.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

RBS

September  , 2009

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. See “Where You Can Find More Information” in the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. The accompanying prospectus contains information about certain of our securities generally, some of which does not apply to the notes covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those related to our future operations, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.

Factors that could cause actual results to differ materially from our expectations include, without limitation, the following:

•	changes in general economic conditions;

•	changes in local real estate conditions (including changes in rental rates and the number of properties that compete with our properties);

•	changes in the economic conditions affecting industries in which our principal tenants compete;

•	the unavailability of equity and debt financing, particularly in light of the current economic environment;

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	changes in prevailing interest rates;

•	the impact of unrealized hedging transactions;

•	failure of acquisitions to perform as expected;

•	unanticipated costs associated with the acquisition, integration and operation of, our acquisitions;

•	unanticipated costs to complete, lease-up and operate our developments and redevelopments;

•	impairment charges;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts;

•	risks associated with actual or threatened terrorist attacks;

•	demand for tenant services beyond those traditionally provided by landlords;

•	potential liability under environmental or other laws;

•	failure or bankruptcy of real estate venture partners;

•	inability of real estate venture partners to fund venture obligations;

•	failure of asset dispositions to close in a timely manner;

•	failure of buyers to comply with terms of their financing agreements to us;

•	earthquakes and other natural disasters;

•	risks associated with federal, state and local tax audits;

•	regulations relating to our status as a REIT and the adverse consequences of our failure to qualify as a REIT; and

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results.

For further information on factors which could affect us, see “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2008. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or as of the dates indicated in the statements. All of our forward-looking statements, including those included or incorporated by reference in this prospectus supplement and the accompanying prospectus, are qualified in their entirety by this statement. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

SUMMARY

The information below is only a summary of more detailed information included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that is important to you or that you should consider before buying notes in this offering. The other information is important, so please read carefully this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference.

As used in this prospectus supplement, unless the context otherwise requires, the term “Operating Partnership” refers to Brandywine Operating Partnership, L.P., the term “Brandywine” refers to Brandywine Realty Trust and the terms “we,” “us” and “our” or similar expressions refer collectively to Brandywine Realty Trust and its subsidiaries (including the Operating Partnership).

Brandywine Realty Trust and Brandywine Operating Partnership, L.P.

Brandywine is a self-administered and self-managed real estate investment trust, or REIT, that is active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. Brandywine owns its assets and conducts its operations through the Operating Partnership. Brandywine controls the Operating Partnership as its sole general partner and, as of June 30, 2009, owned an approximately 97.9% interest in the Operating Partnership.

As of June 30, 2009, we owned 210 office properties, 22 industrial facilities and three mixed-use properties containing an aggregate of approximately 23.4 million net rentable square feet. We also have two properties under development and seven properties under redevelopment containing an aggregate of 2.3 million net rentable square feet. As of June 30, 2009, we consolidated three office properties owned by real estate ventures containing 0.4 million net rentable square feet. As a result, as of June 30, 2009, we owned and consolidated 247 properties with an aggregate of 26.1 million net rentable square feet. As of June 30, 2009, we owned economic interests in 13 unconsolidated real estate ventures that own properties containing approximately 4.3 million net rentable square feet. Our properties and the properties owned by our real estate ventures are located in and surrounding Philadelphia, Pennsylvania, Metropolitan Washington, D.C., Southern and Central New Jersey, Richmond, Virginia, Wilmington, Delaware, Austin, Texas and Oakland, Carlsbad and Rancho Bernardo, California.

Brandywine was organized and commenced operations in 1986 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership.

Our principal executive offices are located at 555 East Lancaster Avenue, Radnor, Pennsylvania 19087, and our telephone number is (610) 325-5600.

Recent Developments

Capital Markets Activities

We have taken the following actions with respect to our consolidated indebtedness:

•	On August 13, 2009, we completed a tender offer for any and all of our 4.50% guaranteed notes due November 1, 2009. In this tender offer we purchased approximately $47.6 million original principal amount of these notes for approximately $48.4 million, including accrued interest. We funded the purchase of these notes with borrowings under our revolving credit facility. As of September 18, 2009, approximately $102.6 million of our 4.50% guaranteed notes due November 1, 2009 remained outstanding.

•	On August 6, 2009, we commenced a tender offer for up to an aggregate of $100 million principal amount of our 5.625% guaranteed notes due December 15, 2010 and our 5.75% guaranteed notes due April 1, 2012. On August 19, 2009, we announced our receipt of early tenders in excess of the $100 million maximum tender cap. Because the 2012 Notes had a purchase acceptance priority over the 2010 Notes in the tender offer and the aggregate principal amount of the 2012 Notes tendered exceeded the maximum tender cap, we accepted for purchase $100 million principal amount of the 2012 Notes tendered at the expiration of the tender offer on September 2, 2009. As of September 18, 2009, approximately $187.8 million and $210.5 million of our 5.75% guaranteed notes due April 1, 2012 and 5.625% guaranteed notes due December 15, 2010, respectively, remained outstanding.

•	During July, August and September 2009, and in addition to the tender offers referred to above, we repurchased $46.2 million original principal amount of our 3.875% exchangeable guaranteed notes due 2026 (which have a cash put right in 2011) for approximately $43.2 million, including accrued interest, $2.2 million original principal amount of our 5.75% guaranteed notes due 2012 for approximately $2.1 million, including accrued interest, and $7.3 million original principal amount of our 5.40% guaranteed notes due 2014 for approximately $6.5 million, including accrued interest. As of September 18, 2009, approximately $159.4 million, $187.8 million and $242.7 million of our 3.875% exchangeable guaranteed notes due 2026, 5.75% guaranteed notes due 2012 and 5.40% guaranteed notes due 2014, respectively, remained outstanding.

Sales Activities

We currently have approximately $85 million of sales transactions under contract and $29 million in active discussion. We cannot assure you that any of these prospective transactions will be completed or as to the terms on which they will be completed. Current negative economic conditions may, among other factors, affect our ability to sell properties on satisfactory terms or at all.

We maintain an Internet website at http://www.brandywinerealty.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of the prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Brandywine Operating Partnership, L.P.

Guarantor	Brandywine Realty Trust.

Securities Offered	$250,000,000 principal amount of % Guaranteed Notes due .

Maturity	The notes will mature on , .

Interest Rate	The notes will bear interest at a rate of % per annum.

Interest Payment Dates	Interest on the notes will be payable on and , beginning on , 2010. Interest will accrue from September , 2009.

Optional Redemption	We may redeem the notes, in whole or in part, at any time at the applicable redemption prices described in “Description of the Notes and the Guarantee — Optional Redemption” in this prospectus supplement.

Ranking	The notes will be unsecured obligations of the Operating Partnership and will rank equally with all of its other unsecured unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. See “Risk Factors — Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.

Guarantee	Brandywine will fully and unconditionally guarantee payment of principal of and premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of Brandywine. Brandywine, however, has no material assets other than its investment in the Operating Partnership.

Covenants	Under the indenture, we have agreed to certain restrictions on our ability to incur debt and to enter into certain transactions. See “Description of Debt Securities — Covenants” in the accompanying prospectus.

Form and Denominations	We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest on their books. Except under limited circumstances, we will not issue certificated notes.

Use of Proceeds	We estimate that the net proceeds from the sale of the notes in this offering will be approximately $ million after deducting the underwriting discount and our estimated transaction expenses relative to this offering and payable by us. We intend to use the net proceeds from this offering to reduce outstanding borrowings under our revolving credit facility and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Market for Notes	The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, may not be maintained.

We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.

Conflicts of Interest	Affiliates of certain of the underwriters are lenders under our credit facility and will receive a portion of the net proceeds from this offering. See “Conflicts of Interest.”

RISK FACTORS

Before deciding to invest in the notes, you should carefully consider “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2008 of Brandywine and the Operating Partnership filed jointly with the Securities and Exchange Commission on March 2, 2009. In addition, you should carefully consider the following additional risk factors.

Brandywine has no material assets other than its investment in the Operating Partnership.

Brandywine will fully and unconditionally guarantee the payment of principal of and the premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of Brandywine and will rank equally with Brandywine’s other unsecured and unsubordinated obligations. As of June 30, 2009, Brandywine and its consolidated subsidiaries had unsecured and unsubordinated obligations, excluding discounts, of approximately $2.0 billion, consisting of (1) $74.0 million of indebtedness under our revolving credit facility, (2) $183.0 million of indebtedness under our unsecured term loan, (3) $150.2 million principal amount of 4.50% notes due 2009, (4) $210.6 million principal amount of 5.625% notes due 2010, (5) $290.0 million principal amount of 5.75% notes due 2012, (6) $250.0 million principal amount of 5.40% notes due 2014, (7) $250.0 million principal amount of 6.00% notes due 2016, (8) $300.0 million principal amount of 5.70% notes due 2017, (9) $205.7 million principal amount of 3.875% exchangeable notes due 2026 and (10) $78.6 million principal amount of trust preferred notes due 2035. In addition, as of that date, Brandywine and its consolidated subsidiaries had secured obligations, excluding premiums, of approximately $501.1 million, consisting of mortgage notes payable. Holders of the notes will be relying upon solely the Operating Partnership, as issuer, and Brandywine, as guarantor, to make payments in respect of the notes. Brandywine has no material assets other than its investment in the Operating Partnership.

Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee.

Both the notes and the guarantee will be unsecured. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the guarantee. The holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes and the guarantee will be effectively subordinated to our secured debt. The notes effectively will also be subordinated to the unsecured indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. After giving effect to the consummation of this offering and the use of proceeds therefrom as described in “Use of Proceeds” in this prospectus supplement, the Operating Partnership and its consolidated subsidiaries will have secured indebtedness of approximately $501.1 million. The indenture governing the notes will permit us and our subsidiaries to incur additional secured and unsecured indebtedness if the conditions specified in the indenture are met. See “Description of Debt Securities — Covenants” in the accompanying prospectus.

The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We will be restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to numerous exceptions. See “Description of Notes — Covenants — Limitations on the Incurrence of Debt” in the accompanying prospectus. Our ability to recapitalize our debt and capital structure, incur additional debt, secure existing or future debt or take other actions not limited by the terms of the indenture and the notes, including repurchasing indebtedness or common or preferred shares or paying dividends, could negatively affect our ability to make payments in respect of the notes when due. In addition, except as set forth under “Description of Debt Securities — Covenants — Limitations on the Incurrence of Debt” in the accompanying prospectus, the indenture will not contain provisions applicable to the notes that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us.

A trading market may not develop for the notes.

The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If a trading market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price and this may result in a return that is greater or less than the applicable interest rate on the notes, depending on many factors, including, among others, prevailing interest rates, our financial results, any decline in our creditworthiness and the market for similar securities.

The market price of the notes may be subject to fluctuations.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our financial performance;

•	the amount of outstanding indebtedness of our company and our subsidiaries;

•	prevailing market interest rates;

•	the market for similar securities;

•	competition;

•	the ratings of the notes;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.

Ratings of notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated “Baa3”, “BBB-” and “BB+” by Moody’s Investor Service, Standard & Poor’s Rating Services and Fitch Ratings, respectively. The ratings of the notes will primarily reflect our creditworthiness and will change in accordance with the evaluations of our creditworthiness. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $      million after deducting the underwriting discount and estimated transaction expenses relative to this offering and payable by us.

We intend to use a portion of the net proceeds from this offering to reduce outstanding borrowings under our $600 million unsecured revolving credit facility. We intend to use the balance of the net proceeds from this offering for general corporate purposes, which may include repayment or repurchase of other indebtedness. Outstanding borrowings under our revolving credit facility currently bear interest at the London Inter-Bank Offered Rate (LIBOR) plus 0.725% per annum based on the credit ratings for the Operating Partnership’s unsecured debt. Our revolving credit facility, under which $232 million was outstanding as of September 18, 2009, matures in June 2011, with an extension option, at our option, of one year.

Affiliates of certain of the underwriters in this offering are lenders and/or agents under our revolving credit facility. In the aggregate, these affiliates of the underwriters hold approximately 50% of the commitments under our revolving credit facility. See “Underwriting” and “Conflicts of Interest” in this prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED SHARE DISTRIBUTIONS
AND EARNINGS TO FIXED CHARGES

Brandywine

The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

	For Six Months
	Ended	For Years Ended December 31,
	June 30, 2009	2008		2007		2006		2005	2004

Ratio of earnings to combined fixed charges and preferred share distributions (a)	1.03	(b	)	(b	)	(b	)	1.13	1.53

(a)	The ratios presented for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 reflect retrospective adoption of FSP APB 14-1, FAS 160 and discontinued operations through June 30, 2009. The financial statements on such basis for those periods have not been filed in reports under the Exchange Act.

(b)	Brandywine’s ratio of earnings to combined fixed charges and preferred share distributions was less than 1.00 because of losses from continuing operations in the relevant years. Brandywine would have needed to generate additional earnings of approximately $16.5 million for the year ended December 31, 2008, $5.2 million for the year ended December 31, 2007 and $42.7 million for the year ended December 31, 2006, respectively, in order to achieve a ratio coverage of 1.00.

For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding fixed charges, distributed income of equity investees and amortization of capitalized interest to income from continuing operations before non-controlling interest and equity in earnings from unconsolidated real estate ventures of Brandywine, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, Brandywine’s share of interest expense from unconsolidated equity method investments, the interest portion of rent expense, and preferred distributions of consolidated subsidiaries. Preferred share distributions includes income allocated to holders of Brandywine’s preferred shares.

Operating Partnership

The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges for the periods indicated.

	For Six Months
	Ended	For Years Ended December 31,
	June 30, 2009	2008		2007	2006		2005	2004

Ratio of earnings to fixed charges (a)	1.08	(b	)	1.01	(b	)	1.24	1.81

(a)	The ratios presented for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 reflect retrospective adoption of FSP APB 14-1, FAS 160 and discontinued operations through June 30, 2009. The financial statements on such basis for those periods have not been filed in reports under the Exchange Act.

(b)	The Operating Partnership’s ratio of earnings to combined fixed charges and preferred share distributions was less than 1.00 because of losses from continuing operations in the relevant years. Brandywine would have needed to generate additional earnings of approximately $8.5 million for the year ended

December 31, 2008 and $34.7 million for the year ended December 31, 2006, respectively, in order to achieve a ratio coverage of 1.00.

For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding fixed charges, distributed income of equity investees and amortization of capitalized interest to income from continuing operations before non-controlling interest and equity in earnings from unconsolidated real estate ventures of the Operating Partnership. Fixed charges consist of interest costs (whether expensed or capitalized), amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, the Operating Partnership’s share of interest expense from unconsolidated equity method investments and the interest portion of rent expense.

CAPITALIZATION

The following table sets forth the Operating Partnership’s actual cash and cash equivalents and capitalization as of June 30, 2009 on an actual basis and on an adjusted basis to give effect to the consummation of this offering and the use of the net proceeds to repay outstanding borrowings under our revolving credit facility (but not the use of the balance of such net proceeds for general corporate purposes). See “Use of Proceeds” in this prospectus supplement. This table should be read in conjunction with the Operating Partnership’s consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2009
	Actual	As Adjusted(1)
	(In thousands)

Cash and cash equivalents	$3,936	$

Debt:
Mortgage notes payable, including premiums	$502,961		$502,961
Revolving credit facility(2)	74,000
Unsecured term loan	183,000		183,000
Unsecured senior notes, net of discounts	1,724,582		1,724,582
% Guaranteed Notes due	—

Total debt	2,484,543
Redeemable limited partnership units at redemption value: 2,816,621, as reported and as adjusted	53,308		53,308
Operating Partnership’s equity:
7.50% Series D Preferred Mirror Units:
2,000,000 issued and outstanding, as reported and as adjusted	47,912		47,912
7.375% Series E Preferred Mirror Units:
2,300,000 issued and outstanding, as reported and as adjusted	55,538		55,538
General partnership capital: 128,850,253 units issued and 128,583,411 outstanding, as reported and as adjusted	1,806,196		1,806,196
Accumulated other comprehensive loss	(10,976)		(10,976)

Total Operating Partnership’s equity	1,898,670		1,898,670
Non-controlling interest	133		133

Total equity	1,898,803		1,898,803
Total capitalization	$4,383,346	$

(1)	The “as adjusted” amounts do not reflect approximately $201 million of additional borrowings under our revolving credit facility since June 30, 2009 to fund purchases of our senior unsecured notes, including those in the tender offers that expired in August and September 2009. See “Summary — Recent Developments — Capital Markets Activities.”

(2)	As of September 18, 2009, we had outstanding borrowings of $232 million under our revolving credit facility.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

The following description of the particular terms of the notes and the guarantee offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities and the guarantee set forth in the accompanying prospectus under “Description of Debt Securities.”

The notes and the guarantee will be issued under an indenture dated October 22, 2004, as amended and supplemented, which Brandywine and the Operating Partnership have entered into with The Bank of New York Mellon, as trustee (the “indenture”). The indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended. We have filed the indenture as an exhibit to the registration statement of which the accompanying prospectus forms a part, and the indenture is available for inspection at the corporate trust office of The Bank of New York Mellon at 101 Barclay Street, Floor 8W, Attention: Corporate Trust Administration, New York, New York 10286.

The following description summarizes selected provisions of the indenture and the notes. It does not restate the indenture or the terms of the notes in their entirety. We urge you to read the forms of the indenture and the notes because the indenture and the notes, and not this description, define the rights of holders of the notes.

General

The notes will be issued in an aggregate principal amount of $250,000,000. The notes will mature on          ,          . The notes will bear interest at a rate of     % per year. The notes will constitute a separate series under the indenture.

The notes will be unsecured obligations of the Operating Partnership and will rank equally with all other unsecured debt of the Operating Partnership that is not subordinated to the notes. The notes will also be effectively subordinated to the secured indebtedness of the Operating Partnership and Brandywine and will be effectively subordinated to the indebtedness and other liabilities of our other subsidiaries. See “Risk Factors — Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.

Brandywine will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of Brandywine. Brandywine, however, has no material assets other than its interest in the Operating Partnership. See “Risk Factors — Brandywine has no material assets other than its investment in the Operating Partnership” and “— Effective subordination of the notes and the guarantee may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.

The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The notes will be issued in the form of one or more global securities. See “— Book-Entry, Delivery and Form” “— Global Clearance and Settlement Procedures” and “— Definitive Notes and Paying Agents” in this prospectus supplement and “Description of Debt Securities — Book-Entry System and Global Securities” in the accompanying prospectus. The Depository Trust Company (“DTC”) will be the depositary with respect to the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be held by a custodian for DTC.

The defeasance and covenant defeasance provisions of the indenture will apply to the notes. The notes will not be subject to repayment at the option of any holder before maturity. In addition, the notes will not be entitled to the benefit of any sinking fund.

We reserve the right to issue additional notes, without limitation, without your consent. If we issue additional notes under the indenture, the additional notes will be identical to the notes being offered by this prospectus supplement in all respects (except for the payment of interest accruing prior to the issue date of the additional notes) so that the additional notes may be consolidated, and form a single series with, the notes offered by this prospectus supplement.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in New York City are not required or authorized by law or executive order to close.

Interest

Interest on the notes will accrue from and including September   , 2009. We will make interest payments on the notes semi-annually in arrears on           and           of each year, beginning on          , 2010, to the registered holders of such series of notes on the immediately preceding           or          , as the case may be.

Interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the notes) but excluding the applicable interest payment date or maturity date, as the case may be.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, maturity date or redemption date with respect to the notes falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, maturity date or redemption date, as the case may be, to the date of such payment on the next succeeding Business Day.

Optional Redemption

The notes may be redeemed at any time, in whole or in part, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding to be redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“treasury rate” means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

“comparable treasury issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term (“remaining life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“comparable treasury price” means (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the independent investment banker obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

“independent investment banker” means any of Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wells Fargo Securities, LLC, as specified by us, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by us.

“reference treasury dealer” means (1) Banc of America Securities LLC, J.P. Morgan Securities Inc. and a primary U.S. government securities dealer (a “primary treasury dealer”) selected by Wells Fargo Securities, LLC and their respective successors; provided, however, that, if any of the foregoing ceases to be a primary treasury dealer in New York City, we will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by us after consultation with the independent investment banker.

“reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the independent investment banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the independent investment banker at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

We will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

Same-Day Payment

We will make all payments due on the notes in immediately available funds so long as the notes are in book-entry form.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes will be issued as fully-registered global notes which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Beneficial interests in the global notes will be held in denominations of $2,000 and whole multiples of $1,000 in excess of that amount. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

We will make principal, premium, if any, and interest payments on all notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by that global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes of the notes. Owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Definitive Notes and Paying Agents

In the event that DTC discontinues providing its services as securities depository or ceases to be a clearing agency registered under the Exchange Act, we decide to discontinue use of the system of book-entry transfers through DTC, or an event of default with respect to the notes occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive notes are available. Beneficial owners of global notes will then be entitled (1) to receive physical delivery in certificated form of definitive notes equal in principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $2,000 and whole multiples of $1,000 in excess of that amount. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar of the applicable series of notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to the Operating Partnership and Brandywine and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal, premium, if any, and interest on their notes at the office of the Operating Partnership’s paying agent maintained in the Borough of Manhattan, The City of New York. Payment of principal of or premium, if any, on a definitive note may be made only against surrender of the note to the Operating Partnership’s paying agent. The Operating Partnership has the option, however, of making payments of interest by mailing checks to the address of the holder appearing in the security register maintained by the registrar of the applicable series of notes.

The Operating Partnership’s paying agent in the Borough of Manhattan is currently the corporate trust office of The Bank of New York Mellon, located at 101 Barclay Street, 8W, New York, New York 10286.

In the event that definitive notes are issued, the holders of definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the office of The Bank of New York Mellon, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership, the trustee and the securities registrar. A form of such instrument of transfer will be obtainable at the offices of The Bank of New York Mellon. Upon surrender, the Operating Partnership will execute, and the trustee will authenticate and deliver new notes of the applicable series to the designated transferee in the amount being transferred, and a new note of the applicable series for any amount not being transferred will be issued to the transferor. The Operating Partnership will not charge any fee for the registration of transfer or exchange, except that the Operating Partnership may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Governing Law

The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

See the discussion set forth in the section in the accompanying prospectus entitled “Material Federal Income Tax Consequences” for a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes issued pursuant to this offering, and the qualification and taxation of Brandywine as a REIT, as supplemented by the discussion below.

A recent Internal Revenue Service revenue procedure allows Brandywine to satisfy the REIT income distribution requirements with respect to its 2009 taxable year by distributing up to 90% of its dividends in the form of common shares rather than cash, so long as Brandywine follows a process allowing its shareholders to elect cash or stock, subject to a cap on the maximum amount of cash that will be paid. Brandywine reserves the right to utilize this procedure in the future, however, the timing, amount and composition of any future dividends will be at the sole discretion of the Board of Trustees.

UNDERWRITING

Under the terms and subject to the conditions in the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, severally and not jointly, the principal amount of notes set forth opposite its name below:

Principal Amount
Underwriter	of Notes

Banc of America Securities LLC	$
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC
RBS Securities Inc.

Total	$250,000,000

Under the underwriting agreement, if the underwriters take any of the notes, then the underwriters are obligated to take and pay for all of the notes.

The notes represent a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market for the notes will develop and be sustained, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable.

The underwriters initially propose to offer part of the notes directly to the public at the offering price described on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of     % of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of     % of the principal amount of the notes to certain other dealers. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

We have also agreed to indemnify the underwriters and their directors, officers, employees and affiliates against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters or their directors, officers, employees and affiliates may be required to make in respect of any such liabilities.

In connection with the offering of the notes, the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with this offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in this offering if the syndicate repurchases previously distributed notes in a syndicate covering transaction, a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of any of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Transaction expenses relating to this offering, and payable by us, are estimated to be $     .

For a discussion of certain conflicts of interest involving the underwriters, see “Conflicts of Interest.”

CONFLICTS OF INTEREST

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking and financial advisory services to us and our affiliates in the ordinary course of business. Specifically, affiliates of the underwriters serve various roles in our credit facility; Bank of America, N.A., an affiliate of Banc of America Securities LLC, serves as syndication agent and an issuing lender; JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., serves as administrative agent, swing lender and an issuing lender; Wachovia Bank, National Association, and Wells Fargo Bank, National Associate, affiliates of Wells Fargo Securities, LLC, serve as co-documentation agents and lenders; The Royal Bank of Scotland plc, an affiliate of RBS Securities Inc., serves as a lender; and          , an affiliate of          , also serves as a lender. Additionally, Banc of America Securities LLC and J.P. Morgan Securities Inc. serve as joint lead arrangers and joint bookrunners.

We intend to use at least 5% of the net proceeds of this offering to repay indebtedness owed by us to certain affiliates of the underwriters which are lenders under our credit facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of NASD Conduct Rule 2720 of the Financial Industry Regulatory Authority. Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, RBS Securities Inc. and          will not confirm sales of the debt securities to any account over which they exercise discretionary authority without the prior written approval of the customer.

LEGAL MATTERS

The validity of the notes and the guarantee will be passed upon for Brandywine Operating Partnership, L.P. and Brandywine Realty Trust by Pepper Hamilton LLP and for the underwriters by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BRANDYWINE REALTY TRUST

Preferred Shares

Common Shares

Depositary Shares

Subscription Rights

and Warrants

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Debt Securities

Brandywine Realty Trust may offer from time to time its common shares, preferred shares, depository shares, subscription rights or warrants with a total initial offering price of up to $750,000,000 under this prospectus. The common shares of Brandywine Realty Trust are listed on the New York Stock Exchange under the symbol “BDN.” Brandywine Operating Partnership, L.P. may offer from time to time its debt securities in one or more series with a total initial offering price of up to $750,000,000 under this prospectus. Brandywine Realty Trust will unconditionally guarantee the payment obligations of the debt securities.

We will offer the securities at prices and on the terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 29, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, Brandywine Realty Trust may sell any combination of common shares, preferred shares, depositary shares, subscription rights and warrants in one or more offerings with a total offering price of up to $750,000,000, and Brandywine Operating Partnership, L.P. may sell debt securities of various terms in one or more offerings with a total offering price of up to $750,000,000.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership) unless the context otherwise indicates.

This prospectus provides you with a general description of the securities that we may offer under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or any other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Brandywine and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine and the Operating Partnership with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that Brandywine or the Operating Partnership files with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

You can inspect reports, proxy statements and other information that Brandywine files at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K of Brandywine Realty Trust for the fiscal year ended December 31, 2008;

•	Annual Report on Form 10-K of Brandywine Operating Partnership, L.P. for the fiscal year ended December 31, 2008;

•	Current Reports on Form 8-K of Brandywine Realty Trust filed on January 22, 2009, January 30, 2009, and April 7, 2009;

•	Current Reports on Form 8-K of Brandywine Operating Partnership, L.P. filed on January 22, 2009, January 30, 2009, and April 7, 2009;

•	Registration Statements on Form 8-A of Brandywine Realty Trust filed on October 14, 1997, December 29, 2003 and February 5, 2004; and

•	All documents filed by either Brandywine Realty Trust or Brandywine Operating Partnership, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, as well as all such documents filed by us with the SEC subsequent to the date of this prospectus and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

BRANDYWINE REALTY TRUST
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
Telephone: (610) 832-4907

Brandywine also maintains a web site at http://www.brandywinerealty.com through which you can obtain copies of documents that Brandywine and the Operating Partnership have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements of each of Brandywine and the Operating Partnership to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect us include, but are not limited to the following:

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	changes in prevailing interest rates;

•	the impact of unrealized hedging transactions;

•	the unavailability of equity and debt financing;

•	unanticipated costs associated with the acquisition, integration and operation of our acquisitions;

•	unanticipated costs to complete, lease-up and operate our developments and redevelopments;

•	impairment charges;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts;

•	risks associated with actual or threatened terrorist attacks;

•	demand for tenant services beyond those traditionally provided by landlords;

•	potential liability under environmental or other laws;

•	earthquakes and other natural disasters;

•	risks associated with state and local tax audits;

•	complex regulations relating to our status as a REIT and the adverse consequences of our failure to qualify as a REIT;

•	changes in local real estate conditions (including changes in rental rates and the number of competing properties);

•	changes in the economic conditions affecting industries in which our principal tenants compete;

•	changes in general economic conditions;

•	the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results and the other risks identified in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2008.

All of these factors should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

BRANDYWINE AND THE OPERATING PARTNERSHIP

Brandywine is a self-administered and self-managed real estate investment trust, or REIT, active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. Brandywine was organized and commenced operations in 1986 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Brandywine owns its assets, and conducts its operations, through the Operating Partnership. Brandywine controls the Operating Partnership as its sole general partner and, as of December 31, 2008, Brandywine owned an approximately 96.9% interest in the Operating Partnership. Our executive offices are located at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087 and our telephone number is (610) 325-5600.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Brandywine will contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt and the acquisition or development of office and industrial properties.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges for the periods indicated.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	(1)	1.02	(1)	1.24	1.85

(1)	The Operating Partnership’s ratio of earnings to combined fixed charges was less than 1.00 because of its loss from continuing operations for the years ended December 31, 2008 and 2006. The Operating Partnership must generate additional earnings of approximately $0.4 million for the year ended December 31, 2008 and $34.3 million for the year ended December 31, 2006 in order to achieve a ratio coverage of 1.00. The loss for the year ended December 31, 2006 included significant depreciation of operating real estate and amortization of lease intangibles resulting from acquisitions completed during 2006.

For the purpose of calculating the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges, distributed income of equity investees, and amortization of capitalized interest to income from continuing operations before minority interest and equity in earnings from unconsolidated real estate ventures of the Operating Partnership, less capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and the interest portion of rent expense.

The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

	For the Years Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	(1)	(1)	(1)	1.13	1.53

(1)	Brandywine’s ratio of earnings to combined fixed charges was less than 1.00 because of its loss from continuing operations for the years ended December 31, 2008, 2007 and 2006. Brandywine must generate additional earnings of approximately $8.4 million for the year ended December 31, 2008, $3.9 million for the year ended December 31, 2007 and $46.6 million for the year ended December 31, 2006 in order to achieve a ratio coverage of 1.00. The loss for the year ended December 31, 2006 included significant depreciation of operating real estate and amortization of lease intangibles resulting from acquisitions completed during 2006.

For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding fixed charges, distributed income of equity investees, and amortization of capitalized interest to income from continuing operations before minority interest and equity in earnings from unconsolidated real estate ventures of Brandywine, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, the interest portion of rent expense and preferred distributions of consolidated subsidiaries. Preferred distributions includes income allocated to holders of Brandywine’s Preferred Shares.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

The debt securities will be issued by the Operating Partnership under the indenture dated as of October 22, 2004, as amended or supplemented from time to time, among the Operating Partnership, Brandywine and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture is qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the Board of Trustees of Brandywine as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series (Section 301). All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any subsidiary of the Operating Partnership that is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. We refer to any such “significant” subsidiary that becomes a guarantor under our principal credit agreement as a “Subsidiary Guarantor” and, together with Brandywine, as the “Guarantors.” As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 610). Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

(4) the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

(5) the rate or rates (which may be fixed or variable), or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any;

(6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for interest payment dates, or the method by which those dates will be determined, the person to whom interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

(8) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9) the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities are required to be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10) if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

(12) any additions to, modifications of or inapplicability of the terms of the debt securities with respect to the events of default or covenants or other provisions set forth in the indenture;

(13) whether the debt securities will be issued in global or book-entry form or definitive certificated form, and whether the debt securities will be issued in bearer form;

(14) if other than $5,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

(16) the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

(17) whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts; and

(18) any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof (“original issue discount securities”). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

The indenture does not contain any provisions (other than as described under “Covenants — Limitations on Incurrence of Indebtedness”) that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of Brandywine’s common shares and preferred shares, designed to preserve Brandywine’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any “significant” subsidiary to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $5,000 and integral multiples of $1,000 in excess thereof (Section 302).

Payments

Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States (Sections 307 and 1002).

All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture (Section 307). Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the Guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the Guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the Guarantors may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither the Operating Partnership nor the trustee will be required to:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except that portion, if any, of such debt security which is not to be so repaid (Section 305).

Merger, Consolidation or Sale

The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

(1) either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2) immediately after giving effect to the transaction and taking into account any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

(3) an officer’s certificate of Brandywine as general partner of the Operating Partnership and a legal opinion covering these conditions is delivered to the trustee (Section 801).

The Guarantors may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled (Section 803).

Conversion and Exchange Rights

The terms and conditions, if any, upon which any series of debt securities will be convertible into or exchangeable for Brandywine common shares or other securities will be set forth in an applicable prospectus supplement. Such terms will include, as applicable, the conversion price or exchange rate, the conversion or exchange period, provisions as to whether conversion or exchange of the debt securities will be at the option of the holder or the Operating Partnership, the events requiring an adjustment to the conversion price or exchange rate and provisions affecting the conversion or exchange of the debt securities in the event that the debt securities are redeemed.

Covenants

Limitations on Incurrence of Indebtedness

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of that additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of its outstanding Indebtedness and that of its Subsidiaries on a consolidated basis is greater than 60% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire assets included with Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

The Operating Partnership also will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of its properties or any of its Subsidiaries’ properties, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of that additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of its outstanding indebtedness and that of its Subsidiaries on a consolidated basis which is secured by any Encumbrance on its properties or any of its Subsidiaries’ properties is greater than 40% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire assets included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

In addition, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which that additional Indebtedness is to be incurred will be less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1) that Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of that four-quarter period;

(2) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period had been repaid or retired at the beginning of that four-quarter period (except that, for purposes of this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of that Indebtedness during that four-quarter period);

(3) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of that four-quarter period, the acquisition had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation (Section 1006).

Maintenance of Unencumbered Assets

The Operating Partnership and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of its Unsecured Indebtedness and that of its Subsidiaries on a consolidated basis (Section 1006).

Provision of Financial Information

So long as any debt securities are outstanding and whether or not required by the SEC, Brandywine and the Operating Partnership will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

(1) all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if Brandywine and the Operating Partnership were required to file those filings, including a “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Brandywine and the Operating Partnership were required to file such reports.

If Brandywine or the Operating Partnership is not subject to Sections 13 and 15(d) of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will (A) furnish to the holders of the debt securities, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to in clauses (1) and (2) above.

In addition, whether or not required by the SEC, Brandywine and the Operating Partnership will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) (Section 704).

Waiver of Certain Covenants

The Operating Partnership and the Guarantors may choose not to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the debt securities (except for any term, provision or condition which could not be amended without the consent of all holders of debt securities), if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the Guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect (Section 1010).

Other Covenants

Existence

Except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any Guarantor will be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1005).

Maintenance of Properties

Each of the Operating Partnership and the Guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable Guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that neither the Operating Partnership nor any Guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1007).

Insurance

Each of the Operating Partnership and the Guarantors will cause each of its and its Subsidiaries’ insurable properties to be insured in a commercially reasonable amount against loss of damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service (Section 1008).

Payment of Taxes and Other Claims

Each of the Operating Partnership and the Guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith (Section 1009).

Additional Covenants

The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to each series of debt securities issued under the indenture:

(1) default for 30 days in the payment of any interest on any debt security of that series;

(2) default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3) default in making any sinking fund payment as required for any debt security of that series;

(4) default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the Guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5) default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the Guarantors or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Brandywine, any Subsidiary Guarantor or any other Significant Subsidiary or any of their respective properties;

(7) except as otherwise permitted in the Indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Brandywine or any Subsidiary Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8) any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and

Brandywine (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any Guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders (Section 602).

The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of security or indemnity satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee security or indemnity satisfactory to it (Section 603). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding (Section 512).

Within 120 days after the end of each fiscal year, the Operating Partnership and Brandywine must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of Brandywine, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (Section 1004).

Modification of the Indenture

Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

(6) modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the Guarantors under the guarantees applicable to that debt security (other than releases of guarantees when a Subsidiary Guarantor’s guarantee under our principal credit agreement is terminated); or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in principal amount of outstanding debt securities of a particular series have the right to waive compliance by the Operating Partnership and the Guarantors with certain covenants in the indenture relating to that series (Section 1010).

Modifications and amendments of the indenture may be made by the Operating Partnership, the Guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to the Operating Partnership as obligor, or to any of the Guarantors under the indenture;

(2) to add to the covenants of the Operating Partnership or any of the Guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the Guarantors in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

(5) to secure, or add additional guarantees with respect to, the debt securities;

(6) to establish the form or terms of debt securities of any series;

(7) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

(8) to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or

(9) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(2) the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (1) above);

(3) the principal amount of an indexed security that is deemed outstanding will be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to the indenture; and

(4) debt securities owned by the Operating Partnership, any of the Guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the Guarantors or of that other obligor will be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Article Thirteen). A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture (Section 1302). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons, holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1304).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1) there will be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1304).

Discharge; Legal Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the Guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 404).

In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, if the provisions of Article Four are made applicable to the debt securities of any series pursuant to the indenture, the Operating Partnership may elect either

(1) to defease and discharge itself and the Guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“legal defeasance”) (Section 402); or

(2) to release itself and the Guarantors from their obligations with respect to those debt securities under “— Covenants,” “— Other Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 403);

in either case upon the irrevocable deposit by the Operating Partnership or the Guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 404).

In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to the covenants described under “— Covenants” and “— Other Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the Guarantors would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The terms and conditions, if any, upon which the debt securities of any series will subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or “DTC,” as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository (“participants”). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Acquired Indebtedness” means Indebtedness of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any person or the date on which the acquired person becomes a Subsidiary.

“Annual Debt Service Charge” means, for any period, the aggregate interest expense (including, without limitation, the interest component of rentals on capitalized leases and letter of credit fees, commitment fees and other similar financial charges) for that period in respect of, and the amortization during such period of any original issue discount of, the Operating Partnership’s Indebtedness and that of its Subsidiaries.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(1) Annual Debt Service Charge;

(2) provision for taxes based on income;

(3) provisions for gains and losses on properties and depreciation and amortization;

(4) increases in deferred taxes and other non-cash items;

(5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

(6) the effect of any charge resulting from a change in accounting principles; and

(7) amortization of deferred charges.

“Earnings from Operations” means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding:

(1) provisions for gains and losses on sales of investments or joint ventures;

(2) provisions for gains and losses on dispositions of discontinued operations

(3) extraordinary and non-recurring items; and

(4) impairment charges and property valuation losses, as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for that period.

“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.

“Government Obligations” means securities which are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Indebtedness” means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any of its Subsidiaries;

(4) consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(5) consisting of capitalized leases;

and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries), it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof.

“Intercompany Indebtedness” means indebtedness to which the only parties are the Operating Partnership, Brandywine and any Subsidiary (but only so long as such indebtedness is held solely by any of the Operating Partnership, Brandywine and any Subsidiary) that is subordinate in right of payment to the debt securities.

“Significant Subsidiary” means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of Brandywine, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by Brandywine, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

“Total Assets” means, as of any date, the sum of:

(1) the Undepreciated Real Estate Assets; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” means the sum of:

(1) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of the real estate assets of the Operating Partnership and its Subsidiaries on that date, before depreciation and amortization determined in accordance with generally accepted accounting principles.

“Unsecured Indebtedness” means indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership and its Subsidiaries.

DESCRIPTION OF THE SHARES OF BENEFICIAL INTEREST

The following is a summary of provisions of Brandywine’s shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1.

General

Brandywine’s Declaration of Trust provides that it is authorized to issue up to 220,000,000 shares of beneficial interest (which we refer to in this prospectus as shares) consisting of 200,000,000 common shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “common shares,” and 20,000,000 preferred shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “preferred shares.” Of the preferred shares, 2,000,000 preferred shares, designated as 7.50% Series C Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the Series C Preferred Shares, and an additional 2,300,000 preferred shares, designated as 7.375% Series D Cumulative Redeemable Preferred Shares, are issued and outstanding as of the date of this prospectus and are referred to in this prospectus as the Series D Preferred Shares.

Brandywine’s Declaration of Trust generally may be amended by its Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Brandywine’s shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which Brandywine’s securities may be listed or traded or pursuant to the preferential rights of the Series C Preferred Shares or the Series D Preferred Shares. Holders of Series C Preferred Shares and Series D Preferred Shares have the right to approve certain additional issuances of Preferred Shares, such as shares that would rank senior to the Series C Preferred Shares or the Series D Preferred Shares as to distributions or upon liquidation.

Both Maryland statutory law governing real estate investment trusts formed under Maryland law (the “Maryland REIT Law”) and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations. Brandywine’s Bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Brandywine shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which the shareholder has been made a party by reason of status as such for all reasonable expenses incurred by the shareholder in connection with any such claim or liability.

Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;

•	amendment of the Declaration of Trust (other than an amendment to increase or decrease the number of authorized shares or the number of shares of any class);

•	a determination by the Board of Trustees to cause Brandywine to invest in commodities contracts (other than interest rate futures intended to hedge against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and

•	Brandywine’s merger with another entity.

Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting binds the Board of Trustees.

Shares

Common Shares of Beneficial Interest

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The common shareholders vote as single class. In the future, Brandywine may issue a series of preferred shares that votes together with the common shares as a single class. Holders of Brandywine’s outstanding preferred shares have voting rights only under limited circumstances and, in such circumstances, vote in a class separate from the common shareholders. See “— Preferred Shares of Beneficial Interest.” Subject to (1) the preferential rights of the Series C Preferred Shares and the Series D Preferred Shares and (2) such preferential rights as may be granted by the Brandywine Board of Trustees in future issuances of additional series of preferred shares, holders of common shares are entitled to such distributions as may be authorized from time to time by the Brandywine Board of Trustees and declared by Brandywine out of funds legally available therefor.

Holders of common shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any Brandywine securities. All outstanding common shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of Brandywine’s affairs, subject to (1) the preferential rights of the Brandywine Series C Preferred Shares and the Brandywine Series D Preferred Shares and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of preferred shares, holders of common shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All common shares have equal dividend, distribution, liquidation and other rights.

Brandywine’s common shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the common shares is currently Computershare Limited.

Preferred Shares of Beneficial Interest

Brandywine’s Declaration of Trust authorizes it to issue up to 20,000,000 preferred shares, par value $0.01 per share. The Declaration of Trust generally may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class.

The holders of the Series C Preferred Shares and the Series D Preferred Shares do not have voting rights, except (1) with respect to actions which would have a material adverse effect on holders of such shares, or (2) in the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares or the Series D Preferred Shares. If the conditions specified in clause (2) exist, then those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to Brandywine’s Board of Trustees.

If Brandywine issues preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, Brandywine will file, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary that will become part of Brandywine’s Declaration of Trust and that will set forth the terms of the new series. The prospectus supplement relating to any preferred shares offered thereby will describe the specific terms of the preferred shares, including:

•	the title and stated value;

•	the number of shares offered, liquidation preference and offering price;

•	the distribution rate, distribution periods and payment dates;

•	the date on which distributions begin to accrue, and, if applicable, accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the terms and conditions of any redemption right;

•	the terms and conditions of any conversion or exchange right;

•	any listing of the offered shares on any securities exchange;

•	whether interests in the offered shares will be represented by Depositary Shares;

•	any voting rights;

•	the relative ranking and preferences of the preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on issuances of any other series of preferred shares ranking senior to or on a parity with the series of preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Transfer

In order for Brandywine to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

Because Brandywine’s Board of Trustees believes it is at present important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the ownership limit.

In addition, pursuant to Brandywine’ s Declaration of Trust, no purported transfer of shares may be given effect if it would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.

Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.

Brandywine’s trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s trustees may require that an intended transferee give written notice to Brandywine, furnish such undertakings, agreements and information as may be required by Brandywine’s trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.

Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the ownership restrictions would require an amendment to Brandywine’s Declaration of the Trust. Amendments to Brandywine’s Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding shares entitled to vote thereon. In addition to preserving Brandywine’s status as a REIT, the ownership restrictions and the ownership limit may have the effect of precluding an acquisition of control of Brandywine without the approval of its Board of Trustees.

All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must file an affidavit with Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Brandywine in writing such information with respect to the direct, indirect and constructive ownership of shares as Brandywine’s trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the Common Shares or otherwise be in the best interest of Brandywine’s shareholders.

DESCRIPTION OF THE DEPOSITARY SHARES

General

Brandywine may issue receipts (which we refer to in this prospectus as “depositary receipts”) for the Depositary Shares (which we refer to in this prospectus as “depository shares”), each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Brandywine will deposit Preferred Shares of each series represented by depository shares under a separate deposit agreement among Brandywine, the preferred share depositary and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following Brandywine’s issuance and delivery of the Preferred Shares to the preferred share depositary, Brandywine will cause the preferred share depositary to issue, on Brandywine’s behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Brandywine upon request, and the following summary of that form filed as an exhibit to the registration statement of which this prospectus is a part is qualified in its entirety by reference to these documents.

Distributions

The preferred share depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of depositary receipts evidencing the related Depositary Shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled to such distributions, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the depositary receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

Whenever Brandywine redeems Preferred Shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided Brandywine has paid in full to the preferred share depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by us that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of depositary receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The preferred share depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such Depositary Shares. The preferred share depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The Depositary Shares, as such, are not convertible into Common Shares or any of our other securities or property, except in connection with certain conversions in connection with the preservation of Brandywine’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct Brandywine to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such depositary receipts into whole Common Shares, other Preferred Shares (including excess shares) or other shares of beneficial interest. If the Depositary Shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

Unless otherwise provided in the applicable prospectus supplement, Brandywine may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if: (1) such termination is necessary to assist in maintaining Brandywine’s status as a REIT or (2) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. If the deposit agreement is terminated to assist in maintaining Brandywine’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, Brandywine will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if: (1) all outstanding Depositary Shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related Preferred Shares in connection with Brandywine’s liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the Depositary Shares representing such Preferred Shares, or (3) each share of the related Preferred Shares shall have been converted into Brandywine’s shares of beneficial interest not so represented by Depositary Shares.

Charges of Preferred Share Depositary

Brandywine will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Brandywine will generally pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to Brandywine notice of its election to do so, and Brandywine may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and, unless otherwise specified in the applicable prospectus supplement, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depositary with respect to the related Preferred Shares.

Neither Brandywine nor the preferred share depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Brandywine’s obligations and the preferred share depositary’s obligations under the deposit agreement will be limited to performing their respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and Brandywine and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. Brandywine and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary receives conflicting claims, requests or instructions from Brandywine and any holders of depositary receipts, the preferred share depositary will be entitled to act on such claims, requests or instructions received from Brandywine.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS

Brandywine may issue Subscription Rights to purchase Common Shares, which we refer to in this prospectus as “Subscription Rights.” Subscription Rights may be may be issued independently or together with any other security offered hereby and may be attached to or separate from such security. Subscription Rights may or may not be transferable by the securityholder receiving the Subscription Rights in such offering. In connection with any offering of Subscription Rights, Brandywine may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of Subscription Rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the Subscription Rights;

•	the exercise price payable for each common share upon the exercise of the subscriptions rights;

•	the number of Subscription Rights issued to each securityholder;

•	the number and terms of the Common Shares that may be purchased per each subscription right;

•	the extent to which the Subscription Rights are transferable;

•	any other terms of the Subscription Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Subscription Rights;

•	the date on which the right to exercise the Subscription Rights shall commence, and the date on which the Subscription Rights shall expire;

•	the extent to which the Subscription Rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by Brandywine in connection with the offering of the Subscription Rights.

The description in the applicable prospectus supplement of any Subscription Rights that Brandywine offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable Subscription Rights certificate or Subscription Rights agreement, which will be filed with the SEC if Brandywine offers Subscription Rights.

DESCRIPTION OF THE WARRANTS

Brandywine may issue Warrants to purchase Preferred Shares, Common Shares and/or Depositary Shares, which may be sold separately, together or in units with other securities registered hereby., which we refer to in this prospectus as “Warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a specified warrant agent. The warrant agent will act solely as Brandywine’s agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

•	the title of the Warrants;

•	the aggregate number of outstanding Warrants;

•	the price or prices at which the Warrants will be issued;

•	the price or prices at which the securities purchasable upon exercise of the Warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of the Warrants;

•	if applicable, the date on and after which the Warrants and the securities purchasable upon exercise of the Warrants will be separately transferable;

•	the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the Warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder of the warrant to purchase for cash the amount of Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Brandywine will, as soon as possible, forward the Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby that the warrant holder has purchased. If the warrant holder exercises the Warrant for less than all of the Warrants represented by the warrant certificate, Brandywine will issue a new warrant certificate for the remaining Warrants.

PROVISIONS OF MARYLAND LAW AND OF BRANDYWINE’S
DECLARATION OF TRUST AND BYLAWS

The following is a summary of provisions of Maryland law, Brandywine’s Declaration of Trust and its Bylaws. This summary does not completely describe Maryland law, the Declaration of Trust or the Bylaws. For a complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus.

Duration

Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.

Brandywine’s trustees generally will each serve for a one-year term. In the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of the Series C Preferred Shares and the Series D Preferred Shares, those holders will have the right, voting together as a single class with any other series of Brandywine’s Preferred Shares ranking on a parity with the Series C Preferred Shares and the Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to the Board of Trustees. See “Description of Shares of Beneficial Interest — Preferred Shares of Beneficial Interest.”

Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class.

Business Combinations

Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Brandywine’s Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Brandywine and any of them.

The business combination statute could have the effect of delaying, deferring or preventing offers to acquire Brandywine and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s Declaration of Trust relating to (1) increases or decreases in the aggregate number of shares of any class, which may generally be made by the Board of Trustees without shareholder approval subject to approval rights of holders of the Series C Preferred Shares and the Series D Preferred Shares with respect to issuances of Preferred Shares that would rank senior as to distributions or in liquidation and (2) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.

Termination of Brandywine Realty Trust and REIT Status

Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.

Transactions between Brandywine Realty Trust and its Trustee or Officers

Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by its Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (3) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of the Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of Brandywine’s Common Shares, Preferred Shares and debt securities and debt securities of Brandywine Operating Partnership, and the qualification and taxation of Brandywine Realty Trust as a REIT.

Because this is a summary that is intended to address only material U.S. federal income tax considerations relating to the ownership and disposition of Brandywine’s Common Shares, Preferred Shares or debt securities that will apply to all holders, this summary may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a holder of debt securities or shares through a partnership or other pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with our shareholders and debt holders that hold Common Shares, Preferred Shares or debt securities as “capital assets” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our Common Shares, Preferred Shares or debt securities on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

Taxation of the Company

Qualification of Brandywine as a REIT

Brandywine first elected to be taxed as a REIT for the taxable year ended December 31, 1986. A REIT generally is not subject to federal income tax on the income that it distributes to its shareholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that we are organized and have operated in such a manner so as to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. In the opinion of our tax counsel, Pepper Hamilton LLP, based upon and subject to various assumptions and on our representations concerning our organization and operations, commencing with our taxable year ended December 31, 1986, Brandywine has been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and Brandywine’s proposed method of operation will enable it to continue to qualify for taxation as a REIT. It must be emphasized that the opinion of Pepper Hamilton LLP is based on various assumptions relating to our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Pepper Hamilton LLP or by us that we will so qualify for any particular year. Pepper Hamilton LLP will have no obligation to advise us or the holders of our shares or debt securities of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. Opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Pepper Hamilton LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of Brandywine as a REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders, because the REIT provisions of the Code generally allow a REIT a deduction for distributions paid to its shareholders. This deduction substantially eliminates the “double taxation” on earnings (taxation at both the corporate level and shareholder level) that generally results from investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

•	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any;

•	If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See “— Sale of Partnership Property;”

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property (and any other nonqualifying income from foreclosure property) may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not due to willful negligence and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful negligence, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “Requirements for Qualification as a REIT;”

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed plus (ii) retained amounts on which corporate level tax is paid by us;

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income and would be allowed a credit for its proportionate share of the tax we paid;

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or our taxable REIT subsidiaries if and to the extent that the IRS successfully adjusts the reported amounts of these items;

•	If we acquire appreciated assets from a C corporation (a corporation generally subject to corporate level tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation, unless the C corporation elects to treat the assets as if they were sold for their fair market value at the time of our acquisition; and

•	Income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

We elected to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ended December 31, 1986. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to shareholders.

The Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities), after applying certain attribution rules;

7. that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8. that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations; and

9. that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4) must be satisfied during the entire taxable year, and condition (5) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We have previously issued Common Shares in sufficient proportions to allow us to satisfy requirements (5) and (6) (the “100 Shareholder” and “five-or-fewer” requirements). In addition, our Declaration of Trust provides restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the requirements described in conditions (5) and (6) above However, these restrictions may not ensure that we will, in all cases, be able to satisfy the requirements described in conditions (5) and (6) above. In addition, we have not obtained a ruling from the Internal Revenue Service as to whether the provisions of our Declaration of Trust concerning restrictions on transfer and conversion of Common Shares to “Excess Shares” will allow us to satisfy conditions (5) and (6). In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Pepper Hamilton LLP is relying on our representation that the ownership of our shares (without regard to the Excess Shares provisions) satisfies condition (6) above. Pepper Hamilton LLP expresses no opinion as to whether, as a matter of law, the transfer restrictions in our Declaration of Trust preclude us from failing condition (6) above. If we fail to satisfy such share ownership requirements, our status as a REIT will terminate. However, for taxable years beginning on or after January 1, 2005, if the failure to meet the share ownership requirements is due to reasonable cause and not due to willful neglect, we may avoid termination of our REIT status by paying a penalty of $50,000.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Qualified REIT Subsidiaries

The Code provides that a corporation that is a “qualified REIT subsidiary” shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT, that has not elected to be a “taxable REIT subsidiary” (discussed below). In applying the requirements described herein, all of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. These subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

A REIT may generally jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary as a “taxable REIT subsidiary.” In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary of ours can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of non-qualified assets.

Ownership of Partnership Interests by a REIT

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT.

Accordingly, our proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of ours for purposes of applying the requirements described herein. Brandywine has control over the Operating Partnership and most of the partnership and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of Brandywine as a REIT.

Income Tests

In order to qualify as a REIT, Brandywine must generally satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains form the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of securities, which need not have any relation to real property.

Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met.

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	Rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a “Related Party Tenant”). However, rental payments from a taxable REIT subsidiary will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space.

•	Rent attributable to personal property leased in connection with a lease of real property will not qualify as “rents from real property” if such rent exceeds 15% of the total rent received under the lease.

•	the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an “independent contractor” who is adequately compensated and from whom the REIT derives no income, or through a taxable REIT subsidiary. The “independent contractor” requirement, however, does not apply to the extent the services provided by the REIT are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” In addition, a de minimis rule applies with respect to non-customary services. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.” A taxable REIT subsidiary may provide services (including noncustomary services) to a REIT’s tenants without “tainting” any of the rental income received by the REIT, and will be able to manage or operate properties for third parties and generally engage in other activities unrelated to real estate.

We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We also do not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such real property.

We provide services to our properties that we own through the Operating Partnership, and we believe that all of such services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy only so that the provision of such services will not jeopardize the qualification of rent from the properties as “rents from real property.” In the case of any services that are not “usual and customary” under the foregoing rules, we intend to employ an “independent contractor” or a taxable REIT subsidiary to provide such services.

The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. In particular, dividends received from a taxable REIT subsidiary will not qualify under the 75% test. We believe, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause Brandywine to exceed the limits on non-qualifying income under either the 75% or 95% gross income tests.

If Brandywine fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Brandywine may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (1) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (2) we have attached a schedule of the sources of our income to our return, and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. In addition, for taxable years beginning on or after January 1, 2005, we must also file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests. It is not possible, however, to state whether in all circumstances Brandywine would be entitled to the benefit of these relief provisions. As discussed above in “Taxation of Brandywine as a REIT,” even if these relief provisions apply, a tax would be imposed based on the nonqualifying income.

Asset Tests

At the close of each quarter of each taxable year, Brandywine must satisfy the following four tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash or cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below, while securities that do qualify for purposes of the 75% test are generally not subject to the additional asset tests.

Second, the value of any one issuer’s securities we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the vote or value of any one issuer’s outstanding securities. The 5% and 10% tests do not apply to our interests in the Operating Partnership, noncorporate subsidiaries, taxable REIT subsidiaries and any qualified REIT subsidiaries, and the 10% value test does not apply with respect to certain “straight debt” securities.

Effective for taxable years beginning after December 31, 2000, the safe harbor under which certain types of securities are disregarded for purposes of the 10% value limitation includes (1) straight debt securities (including straight debt securities that provides for certain contingent payments); (2) any loan to an individual or an estate; (3) any rental agreement described in Section 467 of the Code, other than with a “related person”; (4) any obligation to pay rents from real property; (5) certain securities issued by a State or any political subdivision thereof, or the Commonwealth of Puerto Rico; (6) any security issued by a REIT; and (7) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, for purposes of applying the 10% value limitation, (a) a REIT’s interest as a partner in a partnership is not considered a security; (b) any debt instrument issued by a partnership is not treated as a security if at least 75% of the partnership’s gross income is from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership is not treated as a security to the extent of the REIT’s interest as a partner in the partnership.

Fourth, not more than 25% (20% for taxable years ending on or before December 31, 2008) of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries.

We own, directly or indirectly, Common Shares of certain entities that have elected or will elect to be treated as a real estate investment trusts (“Captive REITs”). Provided that each of the Captive REITs continues to qualify as a REIT (including satisfaction of the ownership, income, asset and distribution tests discussed herein) the Common Shares of the Captive REITs will qualify as real estate assets under the 75% test. However, if any Captive REIT fails to qualify as a REIT in any year, then the Common Shares of such Captive REIT will not qualify as real estate assets under the 75% test. In addition, because we own, directly or indirectly, more than 10% of the Common Shares of each Captive REIT, Brandywine would not satisfy the 10% test if any Captive REIT were to fail to qualify as a REIT. Accordingly, Brandywine’s qualification as a REIT depends upon the ability of each Captive REIT to continue to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, Brandywine will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If we fail to cure any noncompliance with the asset tests within such time period, our status as a REIT would be lost.

For taxable years beginning on or after January 1, 2005, the Code provides relief from certain failures to satisfy the REIT asset tests. If the failure relates to the 5% test or 10% test, and if the failure is de minimis (does not exceed the lesser of $10 million or 1% of our assets as of the end of the quarter), we may avoid the loss of our REIT status by disposing of sufficient assets to cure the failure within 6 months after the end of the quarter in which the failure was identified. For failures to meet the asset tests that are more than a de minimis amount, we may avoid the loss of our REIT status if: the failure was due to reasonable cause, we file a disclosure schedule at the end of the quarter in which the failure was identified, we dispose of sufficient assets to cure the failure within 6 months after the end of the quarter, and we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Annual Distribution Requirements

In order to qualify as a REIT, Brandywine is required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and the REIT’s net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) certain “excess” non-cash income as defined in the Code. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared.

In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration, and such payment is made during the 12-month period following the close of such taxable year. Such distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement, and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT net capital gain income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us.

Brandywine intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership authorizes Brandywine, as general partner, to operate the partnership in a manner that will enable it to satisfy the REIT requirements and avoid the imposition of any federal income or excise tax liability. It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due primarily to the expenditure of cash for nondeductible items such as principal amortization or capital expenditures. In order to meet the 90% distribution requirement, we may borrow or may cause the Operating Partnership to arrange for short-term or possibly long-term borrowing to permit the payment of required distributions, or we may pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares.

Under certain circumstances, Brandywine may be able to rectify a failure to meet the distribution requirement for a given year by paying “deficiency dividends” to shareholders in a later year that may be included in Brandywine’s deduction for distributions paid for the earlier year. Thus, Brandywine may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, Brandywine will be required to pay to the Internal Revenue Service interest and a penalty based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

For taxable years beginning on or after January 1, 2005, the Code provides relief for many failures to satisfy the REIT requirements. In addition to the relief provisions for failures to satisfy the income and asset tests (discussed above), the Code provides additional relief for other failures to satisfy REIT requirements. If the failure is due to reasonable cause and not due to willful neglect, and we elect to pay a penalty of $50,000 for each failure, we can avoid the loss of our REIT status.

If Brandywine fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, it will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Brandywine fails to qualify will not be deductible to us. In such event, to the extent of Brandywine’s current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as dividends, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Under current law (in effect through 2010), such dividends will generally be taxable to individual shareholders at the 15% rate for qualified dividends provided that applicable holding period requirements are met. Unless entitled to relief under specific statutory provisions, Brandywine also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Brandywine would be entitled to such statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets or (ii) entered into after July 30, 2008 primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test and, in respect of hedges entered into after July 30, 2008, the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Tax Aspect of Investments in the Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain Federal income tax considerations applicable to Brandywine’s investment in the Operating Partnership and the Operating Partnership’s subsidiary partnerships and limited liability companies (referred to as the “Subsidiary Partnerships”).

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in the Operating Partnership and the equity interests in Subsidiary Partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT.

Classification of the Operating Partnership and Subsidiary Partnerships as Partnerships

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the Internal Revenue Service to the status of the Operating Partnership or any if our Subsidiary Partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the REIT income tests as discussed in “— Taxation of the Company — Asset Tests” and “— Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “— Taxation of the Company — Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise organized as a corporation (an “Eligible Entity”) may elect to be treated as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity that did not exist or did not claim a classification prior to January 1, 1997 will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. The Operating Partnership and the Subsidiary Partnerships (other than those Subsidiary Partnerships that have elected to be treated as taxable REIT subsidiaries) intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that the Operating Partnership and such Subsidiary Partnerships (other than those Subsidiary Partnerships that have elected to be treated as taxable REIT subsidiaries) will be classified as partnerships or disregarded entities for federal income tax purposes. We have not requested and do not intend to request a ruling from the Internal Revenue Service that the Operating Partnership or Subsidiary Partnerships will be classified as partnerships for federal income tax purposes.

Partnership Allocations

Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Such allocations are solely for federal income tax purposes and do not affect other economic or legal arrangements among the partners.

Our Operating Partnership has entered into transactions involving the contribution to the Operating Partnership of appreciated property, and the Operating Partnership may enter into such transactions in the future. The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) give partnerships a choice of several methods of allocating taxable income with respect to contributed properties. Depending upon the method chosen, (1) our tax depreciation deductions attributable to those properties may be lower than they would have been if our Operating Partnership had acquired those properties for cash and (2) in the event of a sale of such properties, we could be allocated gain in excess of our corresponding economic or book gain. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements or result in our shareholders recognizing additional dividend income without an increase in distributions.

Depreciation

The Operating Partnership’s assets include a substantial amount of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, a substantial amount of the Operating Partnership’s depreciation deductions for its real property are based on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any depreciable real property purchased by the Partnerships is currently depreciated over 40 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

Basis in Operating Partnership Interest

Our adjusted tax basis in each of the partnerships in which we have an interest generally (1) will be equal to the amount of cash and the basis of any other property contributed to such partnership by us, (2) will be increased by (a) our allocable share of such partnership’s income and (b) our allocable share of any indebtedness of such partnership, and (3) will be reduced, but not below zero, by our allocable share of (a) such partnership’s loss and (b) the amount of cash and the tax basis of any property distributed to us and by constructive distributions resulting from a reduction in our share of indebtedness of such partnership.

If our allocable share of the loss (or portion thereof) of any partnership in which we have an interest would reduce the adjusted tax basis of our partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce our adjusted tax basis below zero. To the extent that distributions to us from a partnership, or any decrease in our share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally would be characterized as long-term capital gain if our interest in such partnership has been held for longer than the long-term capital gain holding period (currently 12 months).

Sale of Partnership Property

Generally, any gain realized by a partnership on the sale of property held by the partnership for more than 12 months will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under requirements applicable to REITs under the Code, our share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— Taxation of the Company — Prohibited Transactions.”

Taxation of Shareholders

As used herein, a “U.S. Shareholder” means a beneficial owner of our Common Shares or Preferred Shares, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S. as defined in section 7701(b) of the Code,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•	a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Shareholder” means a beneficial owner of our Common Shares or Preferred Shares that is not a “U.S. Shareholder,” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership holds Common Shares or Preferred Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Shares or Preferred Shares, you should consult your tax advisors.

Taxation of Taxable U.S. Shareholders

Taxation of Ordinary Dividends on Shares

As long as Brandywine qualifies as a REIT, distributions made to Brandywine’s taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) (“Ordinary Dividends”) will be dividends taxable to such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible for taxation at the preferential rates for qualified dividends received by individual shareholders. We may designate a distribution as qualified dividend income to the extent of (1) qualified dividend income we receive during the current year (for example, dividends received from our taxable REIT subsidiaries), plus (2) income on which we have been subject to corporate level tax during the prior year (for example, undistributed REIT taxable income), plus (3) any income attributable to the sale of a built in gain asset that was acquired from a C corporation in a carry-over basis transaction less the tax paid on that income. To the extent that we designate a dividend as qualified dividend income, an individual will be taxable at preferential rates (15% maximum federal rate through the end of 2010) on such qualified dividend income provided certain holding period requirements are met. However, we expect that ordinary dividends paid by Brandywine generally will not be eligible for treatment as qualified dividend income to any significant extent.

Capital Gain Distributions

Distributions that are designated as long-term capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held its shares of beneficial interest. In general, U.S. Shareholders will be taxable on long term capital gains at a maximum rate of 15% (through 2010), except that the portion of such gain that is attributable to depreciation recapture will be taxable at the maximum rate of 25%. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect under the applicable provisions of the Code to retain and pay tax on our net capital gains. In such event U.S. Shareholders will be taxable on their proportionate share of such undistributed capital gains. Each U.S. Shareholder would then receive a credit, for use on their return, in the amount of their proportionate share of the capital gains tax paid by us. If the credit results in an amount owed to a U.S. Shareholder, such U.S. Shareholder would receive a refund. A U.S. Shareholder’s basis in our shares will be increased by the amount of the shareholder’s allocable share of any retained capital gains less the shareholder’s allocable share of the tax paid by us on such capital gains.

Non-Dividend Distributions

Distributions in excess of current and accumulated earnings and profits (“Non-Dividend Distributions”) will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that Non-Dividend exceed the adjusted basis of a U.S. Shareholder’s shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for 12 months or less) assuming the shares are a capital asset in the hands of the shareholder. In determining the extent to which a distribution on our shares constitutes a dividend for tax purposes, the earnings and profits of Brandywine will be allocated first to distributions with respect to the Preferred Shares and second to distributions with respect to Common Shares. Therefore, depending on our earnings and profits, distributions with respect to the Preferred Shares (as compared to distributions with respect to our Common Shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

Timing of Distributions

Any distribution declared by us in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Brandywine and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Brandywine not later than the end of January of the following calendar year. Shareholders may not include in their individual income tax returns any of Brandywine’s losses.

Sale or Exchange of Common and Preferred Shares

In general, a U.S. Shareholder will recognize capital gain or loss on the disposition of common or Preferred Shares equal to the difference between the sales price for such shares and the adjusted tax basis for such shares. In general, a U.S. Shareholder’s adjusted tax basis will equal the U.S. Shareholder’s acquisition cost, increased by the U.S. Shareholder’s allocable share of any retained capital gains, less the U.S. Shareholder’s allocable share of the tax paid by us on such retained capital gains, and reduced by Non-Dividend Distributions.

In general, capital gains recognized by individuals and other non-corporate U.S. Shareholders upon the sale or disposition of shares of our shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our shares are held for 12 months or less. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. Shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). However, any loss upon a sale or exchange of shares by a U.S. Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from us required to be treated as long-term capital gain.

If a U.S. Shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions from us and gain from the disposition of shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Distributions from us (to the extent they do not constitute a return of capital or capital gain dividends) will generally be treated as investment income for purposes of the investment income limitation. A shareholder may elect to treat capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment income limitation, but in such event a shareholder will be taxed at ordinary income rates on such amounts.

Redemption of Preferred Shares

Our Preferred Shares are redeemable by us under certain circumstances. A redemption of Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits) at ordinary income rates, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s share interest in our company, or (iii) is “not essentially equivalent to a dividend with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests has been met, there must be taken into account not only any Preferred Shares owned by the holder, but also such holder’s ownership of the our Common Shares, other series of Preferred Shares and any options to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Internal Revenue Code. If a particular holder owns (actually or constructively) no Common Shares or an insubstantial percentage of Common Shares or Preferred Shares, based upon current law, it is probable that the redemption of the Preferred Shares from such holder would be considered “not essentially equivalent to a dividend.” However, because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular holder of Preferred Shares depends upon the facts and circumstances at the time the determination must be made, prospective holders of Preferred Shares are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of Preferred Shares is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares. Such gain or loss will be capital gain or loss if the shares were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year.

If the redemption is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder. The holder’s adjusted tax basis in the Preferred Shares redeemed will be transferred to any other shareholdings of the holder in Brandywine. If the holder of the Preferred Shares owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Information Reporting and Backup Withholding Applicable to U.S. Shareholders

In general, Brandywine will report to its U.S. Shareholders and the Internal Revenue Service the amount of distributions paid (unless the U.S. Shareholder is an exempt recipient such as a corporation) during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Brandywine. See “— Taxation of non-U.S. Shareholders.” Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s income tax liability, provided the required information is furnished to the Internal Revenue Service.

Taxation of Tax-Exempt Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income or UBTI. Distributions by us to a shareholder that is a tax-exempt entity should generally not constitute UBTI, as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Tax-exempt U.S. Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. Shareholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our shares.

Taxation of Non-U.S. Shareholders

The rules governing United States federal income taxation of non-U.S. Shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Ordinary Dividends

The portion of Ordinary Dividends received by non-U.S. Shareholders that are not attributable to gain from sales or exchanges by us of United States real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. Shareholder will generally be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, the lower rates generally applicable to dividends do not apply to dividends from REITs. We intend to withhold United States income tax at the rate of 30% on the gross amount of any such Ordinary Dividends paid to a non-U.S. Shareholder unless (1) a lower treaty rate applies and the non-U.S. Shareholder files a W-8 BEN (or applicable substitute form) claiming the benefits of the lower treaty rate or (2) the non-U.S. Shareholder files an IRS Form W-8 ECI with us claiming that the distribution is effectively connected with a U.S. trade or business.

In general, non-U.S. Shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. If income from the investment in our shares is treated as effectively connected with the non-U.S. Shareholder’s conduct of a United States trade or business, the non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation).

Non-Dividend Distributions

Unless our shares constitute a U.S. real property interest (“USRPI”), any Non-Dividend Distributions will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of the shareholder in such shares. To the extent that Non-Dividend Distributions exceed the adjusted basis of a non-U.S. Shareholder’s shares, such distributions will give rise to tax liability if the non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below (See — Taxation of Non-U.S. Shareholders — Dispositions of our Shares). If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as Ordinary Dividends. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on Ordinary Dividends. However, amounts thus withheld are refundable to the non-U.S. Shareholder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our shares constitute a USRPI, as described below (See — Taxation of Non-U.S. Shareholders — Dispositions of our Shares), Non-Dividend Distributions by us in excess of the non-U.S. Shareholder’s adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the Non-Dividend Distribution.

Capital Gain Distributions

Except as discussed below with respect to 5% or less holders of regularly traded classes of shares, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. Shareholder under the provisions of FIRPTA Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a non-U.S. Shareholder as if such gain were effectively connected with a United States business. Individuals who are non-U.S. Shareholders will be required to report such gain on a U.S. federal income tax return and such gain will be taxed at the normal capital gain rates applicable to U.S. individual shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief. Brandywine is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. The amount is creditable against the non-U.S. Shareholder’s U.S. tax liability.

However, distributions attributable to gain from sales or exchanges by us of United States real property interests are treated as ordinary dividends (not subject to the 35% withholding tax under FIRPTA) if the distribution is made to a non-U.S. Shareholder with respect to any class of shares which is “regularly traded” on an established securities market located in the United States and if the non-U.S. Shareholder did not own more than 5% of such class of shares at any time during the taxable year. Such distributions will generally be subject to a 30% U.S. withholding tax (subject to reduction under applicable treaty) and a non-U.S. Shareholder will not be required to report the distribution on a U.S. tax return. In addition, the branch profits tax will not apply to such distributions. ( See — Taxation of Non-U.S. Shareholders — Ordinary Dividends)

Dispositions of our Shares

Unless our shares constitutes a USRPI, gain recognized by a non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA. Our shares will not be treated as a USRPI if Brandywine is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of shares by a non-U.S. Shareholder will not be subject to taxation under FIRPTA. However, because the shares may be traded, we cannot be sure that we will continue to be a “domestically controlled REIT.” Further, even if we are a domestically controlled REIT, pursuant to “wash sale” rules under FIRPTA, a non-U.S. Shareholder may incur tax under FIRPTA to the extent such non-U.S. Shareholder disposes of our shares within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our shares within certain prescribed periods.

However, a non-U.S. shareholder will not incur tax under FIRPTA on a sale of common or Preferred Shares if (1) our Preferred Shares or Common Shares is “regularly traded” on an established securities market within the meaning of applicable Treasury regulations and (2) the non-U.S. Shareholder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our Preferred Shares or Common Shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

Even if our common or Preferred Shares were not regularly traded on an established securities market, a non-U.S. Shareholder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if such non-U.S. Shareholder’s common or Preferred Shares had a fair market value on the date of acquisition that was equal to or less than 5% of our regularly traded class of shares with the lowest fair market value. For purposes of this test, if a non-U.S. Shareholder acquired shares of common or Preferred Shares and subsequently acquired additional shares at a later date, then all such shares would be aggregated and valued as of the date of the subsequent acquisition.

If gain on the sale of our shares is subject to taxation under FIRPTA, the non-U.S. Shareholder will be subject to the same treatment as a U.S. Shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service. Gain not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. Shareholder if (1) investment in the shares is effectively connected with the non-U.S. Shareholder’s United States trade or business, in which case the non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain or (2) the non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Information Reporting and Backup Withholding Applicable to non-U.S. Shareholders

We must report annually to the IRS and to each non-U.S. Shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Shareholder resides under the provisions of an applicable income tax treaty.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. Shareholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8 BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. Shareholder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the shareholder’s income tax liability, provided the required information is furnished to the Internal Revenue Service.

State, Local and Foreign Tax Consequences

Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which it or they transact business or reside. The state, local and foreign tax treatment of Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may not conform to the federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our shares.

Debt Securities

This section describes the material United States federal income tax consequences of owning the debt securities that Brandywine Realty Trust or Brandywine Operating Partnership may offer. This summary is for general information only and is not tax advice. The tax consequences of owning any particular issue of debt securities will be discussed in the applicable prospectus supplement for such securities.

As used herein, a “U.S. Holder” means a beneficial owner of our debt securities, who is, for U.S. federal income tax purposes:

•	a citizen or resident of the U.S. as defined in section 7701(b) of the Code,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source or

•	a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Holder” means a beneficial owner of our debt securities that is not a “U.S. Holder,” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding debt securities, you should consult your tax advisors.

Taxation of U.S. Holders

Interest

The stated interest on debt securities generally will be taxable to a U.S. Holder as ordinary income at the time that it is paid or accrued, in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be an OID debt security, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount. If you are considering the purchase of floating rate OID debt securities or securities with indexed principal amounts, you should carefully examine the prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the United States federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the “IRS”). You should consult with your own tax advisors about this election.

Market Discount

If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity, or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of their payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of debt securities

A U.S. Holder of debt securities will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of such debt securities in an amount equal to the difference between:

•	the amount of cash and the fair market value of other property received in exchange for such debt securities, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

•	the U.S. Holder’s adjusted tax basis in such debt securities.

A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such holder (A) increased by the amount of OID or accrued market discount (if any) previously included in income by such holder and (B) decreased by the amount of any payments other than qualified stated interest payments and any amortizable bond premium taken by the holder.

Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if debt securities has been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers is subject to reduced rates of United States federal income taxation (15% maximum federal rate through the end of 2010). The deductibility of capital losses is subject to certain limitations.

If a U.S. Holder recognizes a loss upon a subsequent disposition of our debt securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our debt securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by the tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest

Interest (including OID) paid to a non-U.S. Holder of debt securities will not be subject to United States federal withholding tax under the “portfolio interest exception,” provided that:

•	interest paid on debt securities is not effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States;

•	the non-U.S. Holder does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership (in the case of debt issued by the Operating Partnership), or 10% or more of the shares of Brandywine (in the case of debt issued by Brandywine);

•	the non-U.S. Holder is not

•	a controlled foreign corporation that is related to the Operating Partnership or Brandywine, as applicable, or

•	a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the beneficial owner of debt securities provides a certification, which is generally made on an IRS Form W-8BEN or a suitable substitute form and signed under penalties of perjury, that it is not a United States person.

A payment of interest (including OID) to a non-U.S. Holder that does not qualify for the portfolio interest exception and that is not effectively connected to a United States trade or business will be subject to United States federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest (including OID) if such payments are effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder which is a corporation may be subject to an additional “branch profits tax” at a 30% base rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8ECI, or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale or Retirement of debt securities

A non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of debt securities unless:

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption, and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to a United States permanent establishment maintained by such holder.

Except to the extent that an applicable tax treaty provides otherwise, a non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to gain realized on the sale, exchange or redemption of debt securities if such gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder in the United States and, if an applicable tax treaty provides, such gain is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of Debt Securities

U.S. Holders

Certain non-corporate U.S. Holders may be subject to information reporting requirements on payments of principal and interest (including OID) on debt securities and payments of the proceeds of the sale, exchange, or redemption of debt securities, and backup withholding, currently imposed at a rate of 28%, may apply to such payment if the U.S. Holder:

•	fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

•	is notified by the IRS that it has failed to properly report payments of interest or dividends; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the IRS that it is subject to backup withholding.

Non-U.S. Holders

A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest (including OID) on debt securities if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will apply to payments of interest (including OID) to non-U.S. Holders where such interest is subject to withholding or exempt from United States withholding tax pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

The payment of the proceeds from the disposition of debt securities to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of debt securities to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” is:

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•	a foreign partnership that at any time during the partnership’s taxable year is either engaged in the conduct of a trade or business in the United States or of which 50% or more of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of debt securities to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a refund or a credit against such Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Holders of debt securities are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. We may also sell securities to our shareholders as part of a dividend on our common shares if our board of trustees, in the future, should elect to pay dividends with a combination of cash and common shares.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, Series C Preferred Shares and Series D Preferred Shares, which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred shares.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Realty Trust have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Brandywine’s investments in Four and Six Tower Bridge Associates from the internal control over financial reporting as of December 31, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.